Exhibit 10.65

M I E T V E R T R A G

zwischen

ABB Grundbesitz GmbH

Wallstadter Straße 59

68526  Ladenburg

- nachfolgend Vermieterin genannt -

und

MFIC Corporation

30 Ossipee Road

Newton, MA 02464-9101

- vertreten durch Herrn Robert P. Bruno

- nachfolgend Mieterin genannt -

1.             MIETOBJEKT

1.1           Die Vermieterin ist Eigentümerin des Grundstücks/der Grundstücke
Edisonstr. 15 in 68623 Lampertheim.

1.2           Die in anliegendem Lageplan (Anlage 1) gelb und mit „MFIC” gekennzeichneten Grundstücks-/Gebäudeteile werden nachfolgend „Mietobjekt” genannt. Seine wesentliche Nutzung besteht aus:

a) Büroflächen, Halle 2 OG Süd	66,49 m²
b) Produktionsflächen Geb. 31, EG	86,12 m²

Der Mieterin werden für Dauer der Mietzeit die im Übergabeprotokoll genannten Schlüssel/Zugangskarten übergeben (ist bereits durch die GTE erfolgt). Eine Vervielfältigung von Schlüsseln und/oder ein Austausch von Schlössern bedarf der schriftlichen Zustimmung der Vermieterin. Bei Verlust von Schlüsseln/Zugangskarten trägt die Mieterin die Kosten der Wiederbeschaffung. Die Vermieterin ist außerdem berechtigt, Schlösser und Schließgruppen auf Kosten der Mieterin zu erneuern, wenn die Gefahr eines Missbrauchs durch Unberechtigte besteht.

1.4           Die vorstehend unter Ziffer 1.2 bezeichneten Mietflächen sind gemäß DIN 277 ermittelt. Eine etwaige Abweichung der angegebenen Mietflächen von den tatsächlichen Verhältnissen von bis zu 3 % begründet weder für die Vermieterin noch die Mieterin einen Anspruch auf Änderung des Mietzinses. Bei einer Abweichung von mehr als 3 % wird der Mietzins entsprechend der vollen Abweichung angepasst. Nach Ablauf von drei Monaten seit Mietbeginn können weder die Vermieterin noch die Mieterin eine solche Anpassung der Miete verlangen.

2.             VERMIETUNG

2.1           Die Vermieterin vermietet der Mieterin das Mietobjekt nebst Mitbenutzung der Zu- und Abfahrten, Einfriedungen, Ver- und Entsorgungsanlagen und -leitungen und sonstigem Zubehör.

2.2           Der Mieterin ist gestattet, das Mietobjekt als Büroraum (Geb. 2) sowie zum Betrieb eines Labors (in Geb. 31, EG) für die Überprüfung von Maschinen zur Dispergierung sowie für Anwendungstests zu benutzen. Etwaige für den vorgesehenen Betrieb erforderliche behördliche Genehmigungen hat die Mieterin auf eigene Kosten zu beantragen und aufrechtzuerhalten. Die Vermieterin übernimmt keine Haftung dafür, dass erforderliche Genehmigungen erteilt werden bzw. erteilte Genehmigungen fortbestehen.

2.3           Der Mieterin sind Lage, Größe und Zustand des Mietobjektes und der baulichen Anlagen sowie der Ver- und Entsorgungseinrichtungen vollumfänglich bekannt. Sie übernimmt das Mietobjekt in dem Zustand, wie es sich bei Übernahme befunden hat, d. h. sie kann sich nach Übernahme nicht auf bestehende Mängel berufen. Vielmehr erkennt Sie das Mietobjekt ohne Einschränkungen als vertragsgemäß an.

2.4           Die Belastung der Stockwerksdecke des Gebäudes 31 ist der Mieterin entsprechend der diesem Mietvertrag als Anlage 3 beigefügten Maschinenaufstellungsplan mit dazugehöriger Stellungnahme der Schreiber Planungsgesellschaft vom 04.03.2004 gestattet. Für Schäden, die durch Überschreitungen der sich aus Anlage 3 ergebenden Stockwerksbelastungen eintreten, haftet die Mieterin.

3.             MIETZEIT UND KÜNDIGUNG

3.1           Die Mietvertragslaufzeit beginnt am 01.04.2004. Das Objekt wird gemietet gemäß Istzustand, d.h. nach Durchführung der Renovierungsarbeiten am Bodenbelag sowie an Decken und Wänden im EG des Geb. 31.

3.2           Das Mietverhältnis wird für die Dauer von 3 Jahren fest abgeschlossen (Festmiet-zeit). Nach Ablauf der 3-jährigen Festmietzeit räumt die Vermieterin der Mieterin 3 Optionen zur Verlängerung des Vertrages von jeweils 3 Jahren zu den Bedingungen dieses Mietvertrages ein. Will die Mieterin von den Optionen Gebrauch machen, so hat sie dies der Vermieterin jeweils spätestens 9 Monate vor Ablauf der Vertragszeit schriftlich mitzuteilen. Wird das Mietverhältnis nicht mit einer Frist von 6 Monaten zum Ablauf der Festmietzeit bzw. Optionszeit gekündigt, so verlängert es sich auf unbestimmte Zeit und kann dann mit einer Frist von 6 Monaten zum jeweiligen Kalenderjahresende gekündigt werden.

3.3           Die Kündigung bedarf zu ihrer Wirksamkeit der Schriftform. Für die Rechtzeitigkeit der Kündigung ist nicht die Absendung, sondern der Zugang des Kündigungs-schreibens maßgebend.

4.             VORZEITIGE BEENDIGUNG DER MIETZEIT

4.1           Die Vermieterin ist zur außerordentlichen fristlosen Kündigung des Mietverhältnisses berechtigt, wenn

a)             die Mieterin eine ihr nach diesem Vertrag obliegende wesentliche Verpflichtung nicht erfüllt und die Erfüllung trotz schriftlicher Abmahnung der Vermieterin bin-nen angemessener Frist nicht vornimmt.

b)            die Mieterin mit einem Betrag von zwei Monatsmieten im Rückstand ist und der erfolgten Zahlungsaufforderung nicht innerhalb von 14 Tagen Folge leistet.

c)             die Mieterin den vertragswidrigen Gebrauch der Mietsache ungeachtet einer schriftlichen Abmahnung der Vermieterin fortsetzt.

d)            über das Vermögen der Mieterin das Insolvenzverfahren eröffnet oder beantragt wird oder die Eröffnung mangels Masse abgelehnt wird.

4.2           Im Falle von Ziffer 4.1 b) wird die Kündigung unwirksam, wenn die Mieterin spätes-tens 14 Tage nach Zugang des Kündigungsschreibens den Mietrückstand in voller Höhe bezahlt oder mit einer rechtskräftig festgestellten oder von der Vermieterin an-erkannten Gegenforderung aufrechnet.

4.3           Endet das Mietverhältnis durch fristlose Kündigung der Vermieterin, so haftet die Mieterin bis zu dem vereinbarten Vertragstermin bzw. bis zum nächstmöglichen Kün-digungstermin für den Schaden, den die Vermieterin dadurch erleidet, dass das Mietobjekt nach dem Auszug der Mieterin nicht oder nur billiger vermietet werden kann.

5.             MIETZINS

5.1           Die monatliche Mietzahlung ab 01.04.2004 setzt sich wie folgt zusammen:

Grundmiete

Flächenart	Fläche	€/m²	€/Monat
Büro-, Sanitär-, Verkehrsfl.	66,49 m²	5,37 €/m²	357,05 €
Produktionsflächen	86,12 m²	5,01 €/m²	431,46 €
Freiflächen.			0,00 €
PKW-Stellplätze			0,00 €
Summe	152,61 m²		788,51 €

zzgl. Nebenkostenvorauszahlung (§ 7.3)

Flächenart	Fläche	€/m²	€/Monat
Büro-, Sanitär-, Verkehrsfl.	66,49 m²	2,64 €/m²	175,53 €
Produktionsflächen	86,12 m²	2,64 €/m²	227,36 €
Freiflächen			0,00 €
Summe	152,61 m²		402,89 €

Zwischensumme			1.191,40 €
zzgl. gesetzl. USt.			190,62 €
Mietzahlung gesamt			1.382,03 €

5.2           Die Miete ist spätestens bis zum 3. Werktag jeden Monats im voraus kostenfrei auf das folgende Konto der Vermieterin zu zahlen:

Dresdner Bank AG, Mannheim, BLZ 670 800 50, Kto. Nr. 686649900

5.3           Falls die Monatsmiete nicht bis zum 10. Werktag des Monats eingeht, ist die Ver-mieterin berechtigt, Verzugszinsen ab Fälligkeit bis zum Tage des Eingangs in Höhe von 5 % p. a. über dem Basiszinssatz in Rechnung zu stellen.

5.4           Die erste Monatsmiete ist nach vertragsgerechter Übergabe des Mietobjektes an die Mieterin fällig. Erfolgt die Übergabe nicht zum Monatsersten, so ist für jeden Tag der Nutzung 1/30 des monatlichen Mietzinses zu entrichten.

5.5           Die Mieterin kann gegenüber dem Mietzins nur mit von der Vermieterin anerkannten oder rechtskräftig festgestellten Gegenforderungen aufrechnen.

5.6           Die Mieterin ist damit einverstanden, dass die Mietforderung an Dritte abgetreten wird, z. B. an die refinanzierende Bank.

6.             WERTSICHERUNG

6.1           Verändert sich der vom Statistischen Bundesamt festgestellte Verbraucherpreisindex für Deutschland (Basis 2000 = 100) gegenüber dem Stand bei Beginn des Mietverhältnisses bzw. dem Stand zum Zeitpunkt der letzten Mietzinsanpassung um mehr als 10 Punkte und ist seit Mietbeginn bzw. der letzten Mietzinsanpassung mindestens 1 Jahr vergangen, so verändert sich der Mietzins in dem gleichen prozentualen Verhältnis, ohne das es einer Mietänderungserklärung bedarf.

6.2           Der neue Mietzins ist mit Beginn des Monats zu zahlen, für den die Änderung des Lebenshaltungskostenindex durch das Statistische Bundesamt festgestellt worden ist.

6.3           Sollte der Verbraucherpreisindex für Deutschland auf Basis 2000 = 100 nicht mehr ermittelt werden können, so soll eine Überleitung durch Umrechnung auf die Basis des dann jeweils veröffentlichten Lebenshaltungskostenindex erfolgen, im übrigen aber wie vorstehend beschrieben verfahren werden. Das gleiche gilt bei allen späteren Umstellungen des Lebenshaltungskostenindex auf ein anderes Basis-Jahr.

7.             NEBENKOSTEN

7.1           Die Mieterin trägt alle Betriebskosten gemäß Betriebskostenverordnung (Anlage 2) sowie alle sonstigen für das Mietobjekt anfallenden Verbrauchs- und Nebenkosten einschließlich der Verwaltungskosten.

7.2           Die Mieterin trägt daneben alle anfallenden objektbezogenen Steuern, Gebühren und Abgaben, auch soweit solche während der Mietzeit neu begründet werden. Dies sind insbesondere alle privaten und öffentlichen Lasten, die die Vermieterin in ihrer Eigenschaft als Grundstückseigentümerin und Vermieterin des Mietobjekts zu tragen hat (insbesondere die Grundsteuer und die Kosten der Gebäudeversicherung).

7.3           Die für die Ver- und Entsorgung des Mietobjektes notwendigen Verträge hat die Mieterin soweit möglich auf eigene Kosten abzuschließen. Soweit kein Direktbezug erfolgt, ist die Vermieterin berechtigt, die Nebenkosten, Steuern, Abgaben und Gebühren auf die Mieterin nach Flächen umzulegen und eine monatliche Vorauszahlung in Höhe der wahrscheinlich entstehenden Kosten zu verlangen.

Die Versorgung des Mietobjektes mit elektr. Energie, Wasser, Abwasser, Wärme und Druckluft erfolgt durch die Vermieterin.

Die Nebenkostenvorauszahlung (2,64 €/ m²) setzt sich wie folgt zusammen:

•      Versorgungsgrundleistungen und –kosten zur Bereitstellung der

• Elektrischen Energieversorgung	0,19 €/m²
• Heizung, Be- und Entlüftung	0,21 €/m²
• Wasserver- und Entsorgung	0,07 €/m²
• Kanalgebühr für Niederschlagswasser	0,08 €/m²
• Druckluftversorgung	0,13 €/m²
• Fernmeldeanlagen (wird über IBM bzw. GTE berechnet)	0,00 €/m²
• Verbrauchskosten o. g. Medien	0,60 €/m²
• Pflege der Außenanlagen incl. Winterdienst	0,08 €/m²
• Nebenkosten für Grundstücks- u. Gebäudeservice	1,28 €/m²

wie Standortverwaltung, Betriebskostenabrechnung, Bereitstellung der allg. Werkinfrastruktur, Bereitstellung der Brandmeldeanlage incl. Aufschaltung zur Feuerwehr, Elektrische Sicherheitsprüfung der im Gebäude installierten Versorgungssysteme bis Zähler oder Verteilerkasten Mieter; Pförtner u.  Empfangsdienst.

Sollten sich vorgenannte Preise aufgrund von Kostensteigerungen erhöhen, ist der Vermieter zu einer entsprechenden Anpassung berechtigt.

7.4           Über die Nebenkostenvorauszahlungen ist einmal jährlich abzurechnen. Die Vermieterin oder eine von ihr beauftragte Verwaltungsgesellschaft hat der Mieterin innerhalb angemessener Frist nach Ende des Kalenderjahres eine Berechnung der von der Mieterin anteilig zu tragenden Kosten für das vergangene Kalenderjahr vorzulegen.

Etwaige Nach- oder Rückzahlungen sind innerhalb von 4 Wochen nach Bekanntgabe fällig. Die Vermieterin hat das Recht, die Höhe der Vorauszahlung nach Abrechnung den tatsächlich anfallenden Kosten anzupassen. Die Vermieterin ist ferner berechtigt, die Abrechnungsart für die Nebenkosten oder einzelne Positionen der Nebenkosten zu ändern.

7.5           Die Nebenkostenzahlung ist monatlich zusammen mit dem Mietzins auf das in Ziff. 5.2 genannte Konto zu leisten.

7.6           Die Vermieterin haftet nicht für die Lieferung von Fernwärme, Strom, Gas, Wasser, Druckluft u.ä. durch die entsprechenden Versorgungsträger, es sei denn, sie hat den Ausfall vorgenannter Lieferungen und Leistungen vorsätzlich oder grob fahrlässig zu vertreten.

7.7           Die Bereitstellung von Medien erfolgt bezüglich,

•      Elektrischer Energie bis zur Hauptverteilung des Mietobjektes, soweit sie vom öffentlichen Netz zur Verfügung gestellt wird. Der maximale Anschlusswert beträgt 400 V bei 63 A.

•      Druckluft bis zum Übergabezähler des Mietobjektes soweit sie vom Netz zur Verfügung gestellt wird. Es werden maximal 2 cbm/min mit einem Druck von 6 bar zur Verfügung gestellt.

•      Werkwasserversorgung bis zum Übergabezähler des Mietobjektes.

Dem Mieter ist ohne schriftliche Genehmigung des Vermieters nicht gestattet, vorgenannte maximale Bezugswerte bzw. –mengen zu überschreiten.

7.8           Die nachfolgenden Wartungs- und Infrastrukturdienstleistungen stellt der Betreiber des Standortes (z. Z. ABB Gebäudetechnik AG) der Mieterin gegen gesonderte Vergütung zur Verfügung.

•      Wartung der mieterspezifischen technischen Einbauten

•      Kleinreparaturen

•      Hausmeisterdienste

•      Postdienste

•      Kopier und Druckereidienste

•      Reinigungsleistungen, Pflegedienste

•      Umzugsdienste

•      Waren- und Logistikdienste

•      Telefondienste

•      Entsorgung des Produktionsmülls

•      Logistikdienstleistungen

8.             VERSICHERUNG UND HAFTUNG

8.1.          Die Mieterin übernimmt die Verkehrssicherungspflicht innerhalb des Mietobjektes. Sie wird die Vermieterin insoweit von allen Ansprüchen Dritter freistellen

8.2           Die Vermieterin schließt für das Mietobjekt die Gebäudeversicherung inkl. Feuer-, Sturm- und Leitungswasserversicherung ab.

8.3           Die Mieterin hat auf eigene Kosten für die von ihr zu tragende Haftung im Hinblick auf das Mietobjekt entsprechende Versicherungen abzuschließen, wie z.B. Haftpflichtversicherung oder Versicherungen für die Ausstattung des Mietobjektes, für welche bei der Gebäudeversicherung keine Risikodeckung besteht.

Sofern der Betrieb der Mieterin eine Erhöhung von Versicherungsrisiken verursacht oder eine solche Erhöhung während der Mietdauer eintritt, ist die Mieterin verpflichtet, unverzüglich eine entsprechende Anpassung der Versicherungsdeckung zu bewirken; die Vermieterin ist hiervon zu unterrichten.

8.4           Für Beschädigungen des Mietobjektes und des Gebäudes sowie der zu dem Mietob-jekt oder dem Gebäude gehörenden Anlagen ist die Mieterin ersatzpflichtig, soweit sie von ihr oder den zu ihrem Betrieb gehörenden Personen, Besuchern, Lieferanten, Handwerkern, Untermietern und dergleichen schuldhaft verursacht worden sind. Der Nachweis des Nichtverschuldens obliegt der Mieterin.

8.5           Für die von der Vermieterin zu tragende Haftung gilt die gesetzliche Regelung. Die Haftung der Vermieterin und ihrer Erfüllungsgehilfen für Folgeschäden einschließlich Mangelfolgeschäden - gleich aus welchem Rechtsgrund -, wie Produktionsausfall, entgangener Gewinn und Schäden, die an den Sachen der Mieterin entstehen, ist außer in Fällen des Vorsatzes und der groben Fahrlässigkeit ausgeschlossen. Sollten Folgeschäden durch Versicherung gedeckt sein, so haftet die Vermieterin im Falle einfacher Fahrlässigkeit in dem Umfange, in dem die Versicherung Ersatz leistet. Das gleiche gilt für den Fall, in welchem ein Dritter in Regreß genommen werden kann.

8.6           Die Mieterin haftet für alle Umweltschäden, d. h. für Verunreinigungen des Bodens, des Grundwassers und der Gebäude mit umweltgefährdenden Stoffen, die während der Mietzeit durch die Mieterin oder deren Untermieter verursacht werden. Die Mieter-in wird die Vermieterin insoweit von allen privat- oder öffentlich-rechtlichen Ansprüchen Dritter freistellen. Der von der Mieterin zu leistende Schadensersatz umfaßt auch die zur Feststellung eines Schadens notwendigen Kosten. Schadensersatzansprüche aufgrund dieser Regelung verjähren 2 Jahre nach Beendigung des Mietverhältnisses.

9.             BENUTZUNG DER MIETRÄUME, UNTERVERMIETUNG

9.1           Die Mieterin wird das Mietobjekt gemäß den vertraglichen Bestimmungen benutzen und die Mieträume und deren Einrichtungen schonend und pfleglich behandeln. Än-derungen der Nutzungsart bedürfen der schriftlichen Zustimmung der Vermieterin.

9.2           Untervermietung oder sonstige Gebrauchsüberlassung ist nur mit schriftlicher Zu-stimmung der Vermieterin gestattet. Bei Firmen gilt ein Wechsel des Inhabers oder eine Änderung der Gesellschaftsform als Gebrauchsüberlassung.
Die Vermieterin wird ihre Zustimmung nur aus wichtigem Grund verweigern.

10.          INSTANDHALTUNG DES MIETOBJEKTES

10.1         Die Mieterin übernimmt die gesamte Instandhaltung und Instandsetzung des Mietobjektes einschließlich der im Mietobjekt vorhandenen technischen Einrichtungen (Elektro, Heizung, Sanitär etc.), hinsichtlich der Zu- und Ableitungen bis Anschluss an die zentralen Ver- und Entsorgungsleitungen innerhalb des Gebäudes.

Abweichungen von der bisherigen Ausführungsart bedürfen der schriftlichen Zustimmung der Vermieterin.

Soweit Gewährleistungsansprüche der Vermieterin gegenüber den am Bau Beteiligten bestehen, ist die Vermieterin verpflichtet, diese Gewährleistungsrechte zugunsten der Mieterin in Anspruch zu nehmen.

10.2         Die Mieterin ist verpflichtet, die Schönheitsreparaturen in üblichem Umfang und in angemessenen Zeitabständen, spätestens jedoch bei Beendigung des Mietverhältnisses, durchzuführen. Zu den Schönheitsreparaturen zählen insbesondere das Tapezieren und Anstreichen der Wände und Decken, das Reinigen der textilen Bodenbeläge, das Streichen der Heizkörper einschl. Heizrohre, der Innentüren sowie der Fenster und Außentüren von innen. Beschädigte oder verschlissene textile Bodenbeläge sind durch die Mieterin zu erneuern.

10.3         Die Vermieterin übernimmt die Instandhaltung des Daches, der konstruktiven Teile des Gebäudes wie Außenmauern, tragende Innenwände Stützen und Fundamente, der Fassade, mit Ausnahme der Verglasung der Fenster und Türen, die den Mietbereich umschließen. Die Vermieterin übernimmt ferner die Instandhaltung der Ver- und Entsorgungseinrichtungen und –anlagen außerhalb des Mietobjektes.

10.4         Soweit die Vermieterin zur Behebung von Schäden am Mietobjekt verpflichtet ist, sind ihr solche Schäden unverzüglich anzuzeigen. Für einen durch verspätete Anzeige entstandenen weiteren Schaden haftet die Mieterin.

10.5         Die Mieterin hat die in ihren Labors notwendigen betrieblichen Selbstschutzgeräte (z. B. Feuerlöscher) bereitzustellen und diese laufend auf ihre Kosten zu warten.

11.          BAULICHE VERÄNDERUNGEN WÄHREND DER MIETDAUER

11.1         Die Mieterin ist berechtigt, die von ihr gemieteten Räume auf ihre Kosten umzubauen bzw. bauliche Veränderungen vorzunehmen. Bauliche Veränderungen, die eine behördliche Genehmigung erfordern, bedürfen der vorherigen schriftlichen Zustimmung der Vermieterin. Die Zustimmung darf nur aus wichtigen Gründen oder wenn eine spätere anderweitige Nutzung bzw. Vermietung eingeschränkt wird, verweigert wer-den. Die Beantragung von behördlichen Genehmigungen sowie deren Kosten ist Sache der Mieterin.

11.2         Alle Veränderungen sind durch die Mieterin planerisch zu dokumentieren.

11.3         Sämtliche mit der Veranlassung von baulichen Maßnahmen verbundenen Gefahren und Risiken trägt die Mieterin.

11.4         Die Mieterin hat Um- und Einbauten sowie Einrichtungen, mit denen sie das Mietob-jekt versehen hat, bei Beendigung des Mietverhältnisses auf Verlangen der Vermieterin zu beseitigen und den ursprünglichen Zustand wiederherzustellen. Werden bauliche Veränderungen oder Einrichtungen belassen, hat die Mieterin keinen Anspruch auf Kostenerstattung..

12.          WERBUNG

12.1         Die Mieterin hat das Recht, am oder auf dem Mietobjekt ein Firmenschild in einer dem Gebäude entsprechenden Form auf eigene Kosten anzubringen. Die Vermiete-rin weist den Platz an und bestimmt die Art der Ausführung. Die Mieterin haftet für alle Schäden, die durch ihre Werbeanlagen verursacht werden.

12.2         Erforderliche behördliche Genehmigungen hat die Mieterin auf ihre Kosten zu bean-tragen und zu erfüllen. Bei Beendigung des Mietvertrages sind die von der Mieterin angebrachten werblichen Anlagen zu entfernen.

13.          BETRETEN DER MIETRÄUME DURCH DIE VERMIETERIN

13.1         Die Vermieterin oder von ihr beauftragte Personen, auch Kauf- oder Mietinteressen-ten, können die Mieträume während der Geschäftszeiten betreten; sie haben sich nach vorheriger terminlicher Abstimmung bei der Hausverwaltung der Mieterin anzu-melden.

13.2         Die Vermieterin ist berechtigt, auch ohne vorherige terminliche Abstimmung mit der Mieterin, das Gebäude zu betreten, wenn ein akuter Gefahrenzustand besteht.

14.          BEENDIGUNG DER MIETZEIT

14.1         Bei Beendigung der Mietzeit hat die Mieterin das Mietobjekt im vertragsgemäßen Zustand, vollständig gereinigt und geräumt sowie nach Durchführung der erforderlichen Schönheitsreparaturen zurückzugeben. Sämtliche Schlüssel des Mietobjektes - auch selbstangefertigte - sind der Vermieterin zu übergeben.

Kommt die Mieterin den vorstehenden Verpflichtungen trotz Mahnung und Fristsetzung nicht nach, ist die Vermieterin berechtigt, die erforderlichen Maßnahmen auf Kosten der Mieterin durchführen zu lassen.

14.2         Verzögert sich die Herausgabe des Mietobjektes in vertragsgemäßem Zustand aus Gründen, die die Mieterin zu vertreten hat, oder nutzt sie das Mietobjekt nach Beendigung der Mietzeit weiter, so ist sie für die Dauer der Vorenthaltung zur Zahlung einer Nutzungsentschädigung in Höhe der ortsüblichen Vergleichsmiete, mindestens jedoch in Höhe des bei Beendigung des Mietverhältnisses geltenden Mietzinses, sowie der in diesem Vertrag vereinbarten übrigen Leistungen verpflichtet. Weitergehende gesetzliche Ansprüche der Vermieterin bleiben hiervon unberührt. Die Rückgabe des Mietobjektes gilt als erfolgt, wenn ein Rückgabeprotokoll von beiden Vertragsparteien unterzeichnet ist und alle darin aufgeführten Mängel beseitigt wurden.

14.3         Eine Vertragsverlängerung gemäß § 545 BGB bei Fortsetzung des Mietgebrauchs nach Beendigung des Mietverhältnisses durch die Mieterin wird ausgeschlossen.

15.          SONSTIGES

15.1         Die Übertragung von Rechten und Pflichten aus diesem Vertrag durch die Mieterin bedarf der Zustimmung der Vermieterin. Die Zustimmung darf nur aus wichtigem Grund verweigert werden.

15.2         Soweit Verpflichtungen aus diesem Vertrag nicht kraft Gesetzes auf den jeweiligen Rechtsnachfolger übergehen, verpflichtet sich jeder Vertragsteil, die Verpflichtungen auch seinen evtl. Rechtsnachfolgern aufzuerlegen.

15.3         Die Vermieterin gewährt keinen Konkurrenzschutz.

15.4         Dieser Mietvertrag ersetzt alle bisherigen Mietverträge der Mieterin MFIC mit der bisherigen Hauptmieterin des ABB-Areals in Lampertheim, der ABB Gebäudetechnik AG (GTE).